Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-264728 and 333-273621) of Bausch + Lomb Corporation of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 21, 2024

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